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                   EMPLOYMENT AGREEMENT
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PARTIES:        CENTENNIAL BANCORP ("Company")

                RICHARD C. WILLIAMS ("Executive")

EFFECTIVE DATE:  OCTOBER 1, 1995
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RECITALS:

          A.   Company is an Oregon corporation.

          B. Executive is an executive officer of Company and has contributed substantially to the successful development and expansion of the business of Company.

          C. Company desires to assure the continued employment of Executive and to assist him in providing for his financial security.

          D. The parties entered into an Employment Agreement dated October 1, 1991 respecting Executive's employment by Company for a term ending September 30, 1996, and have agreed to extend the term of such employment to end on December 31, 2001 as provided in and subject to the conditions stated in this Agreement.

AGREEMENT:

1.   POSITIONS, DUTIES AND TERM

     1.1  Company  shall  employ  Executive  as  President  and Chief  Executive
          Officer of Company, and Executive shall serve Company in such capacity, during the Employment Period.

     1.2 The Employment Period under this Agreement shall commence effective at October 1, 1995, and shall end on December 31, 2001, unless it is earlier terminated in accordance with other provisions of this Agreement.

     1.3 Executive shall perform such duties as may be assigned to him from time to time by the board of directors of Company. Such assignments shall not unduly diminish the relative importance and responsibility of Executive's position, and the title of his position




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         shall not be changed without his consent, except
         pursuant to this Agreement.

     1.4 Without limiting the generality of the other provisions of this Section, Executive shall:

            1.4.1 Be  responsible  to  Company's  board  of  directors  for  the
                  operation   of  Company   and  its   subsidiaries   (currently
                  Centennial Bank and Centennial Mortgage Co.);

            1.4.2 Serve as the vice  chairman  and chief  executive  officer  of
                  Centennial Bank (the "Bank") until a new chief executive officer of the Bank is employed by the Bank;

            1.4.3 Identify  and select for approval by the board of directors of the Bank a new chief executive officer for the Bank no later than December 31, 1997;

            1.4.4 Implement a new regional organizational structure for the Bank prior to the hiring of the new chief executive officer of the Bank;

            1.4.5 Serve,  if  requested  by  Company's  board of  directors,  as chairman of the Bank's board of directors after the new chief executive officer of the Bank has been hired; and

            1.4.6 Serve as a member of  Company's  board of  directors,  and, if requested by Company's board of directors, also serve on the Bank's board of directors, Centennial Mortgage Co.'s board of directors, the Bank's asset/liability committee, and on the board of directors of any significant subsidiary Company may form or acquire during the Employment Period.

2.   EXTENT OF SERVICES

      2.1 Except as permitted by Section or 2.4 or as approved by Company's board of directors, which approval it may withhold in its reasonable discretion, Executive shall devote his full time and attention exclusively to the performance of the work and duties assigned to him for and on behalf of Company and shall not, during the Employment Period, either directly or indirectly, engage in, or enter into any business or perform any services for any other person, firm, association, or corporation.



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      2.2   Executive  shall perform his duties with fidelity and to the best of his ability during the Employment Period, and shall at all times during the Employment Period and thereafter respect the confidential nature of the information received by him in the course of performing his duties.

      2.3 Nothing contained in this Section shall prohibit Executive from serving on the board of directors of any other corporation that does not compete with Company or any of its subsidiaries (subject to the approval of Company's board of directors, which will not be unreasonably withheld), or from owning or controlling stock or other equity securities of any other company, whether or not the securities are publicly traded (including a company that operates a business that is competitive with Company or its subsidiaries, if such securities are publicly traded and Executive does not beneficially own more than 5% of the outstanding securities); provided, however, that Executive shall not own or control more than 25% of the stock or other equity securities of any company without first obtaining the approval of Company's board of directors, which will not be unreasonably withheld.

      2.4 For periods after September 30, 1997 or the date on which a new chief executive officer of the Bank is hired, whichever occurs later, Executive shall be deemed to have fulfilled his obligation to render full time service to Company if he devotes time to Company and its subsidiaries in the performance of his duties under this Agreement that is equivalent to three-fourths of a full-time work schedule. The reduced work schedule shall be applied both on an annual basis and, subject to vacations and other permitted leaves taken by Executive, on a monthly basis. During any period of reduced work schedule under this section, Executive may take sick leave, vacations and other permitted leaves of absence in accordance with Company's policies applicable to other executive officers.

      2.5 In addition to all other permitted leaves of absence under the employee benefit plans and policies of Company, Executive shall have the elective right to take a single leave of absence for a period not exceeding 180 days, during which time Executive shall not be required to perform any services for Company. During this leave of absence, which shall not commence until after the new chief executive officer of the Bank is hired, Executive shall be entitled to receive all compensation and benefits provided in other sections of this Agreement. It is contemplated that this leave of



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         absence shall be completed by December 31, 1998. However, the timing of this leave shall be subject to the approval of Company's board of directors.

3.   COMPENSATION AND BENEFIT PLANS

      During the Employment Period, the Executive shall be compensated as follows:

      3.1 BASE SALARY. Executive shall receive an annual salary ("Base Salary"), payable in semimonthly installments on the first and 15th days of each month. The Base Salary shall be:

            3.1.1 $225,000  for the year  beginning  October  1, 1995 and ending
                  September 30, 1996.

            3.1.2 $250,000  for the year  beginning  October  1, 1996 and ending
                  September 30, 1997.

            3.1.3 Amounts  approved by Company's  board of directors for periods after September 30, 1997, but not less than $250,000 for each 12-month period.

      3.2 CASH BONUS. In addition to the Base Salary specified above, if Company and/or Executive reach the objectives for each calendar year that are determined by Company's board of directors prior to the beginning of such year, Executive shall be paid an annual cash bonus for that year (the "Cash Bonus"). Any Cash Bonus earned shall be paid on the following schedule: 20% on the fifteenth day of each April, July, and October and 40% on the fifteenth day of January, with the first payment being due on April 15, 1996. The Cash Bonus payable hereunder shall be:

            3.2.1 $100,000  for the year  beginning  January  1, 1996 and ending
                  December 31, 1996.

            3.2.2 $100,000  for the year  beginning  January  1, 1997 and ending
                  December 31, 1997.

            3.2.3 Amounts  approved by Company's  board of directors for periods after December 31, 1997, but not less than $25,000 per calendar quarter.

      3.3   STOCK OPTIONS AND INCENTIVE COMPENSATION

            3.3.1 On November 22, 1995,  Company  granted to Executive an option
                  (the "Stock Option") to purchase 60,000 shares of Company's common


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                  stock under the 1995 Stock Incentive Plan,  which was approved by Company's board of directors on November 22, 1995. The grant of the Stock Option was conditioned upon the approval of the 1995 Stock Incentive Plan by Company's shareholders and to the execution of this Agreement. The Stock Option is governed by a separate stock option agreement.

4. TERMINATION FOR DISABILITY

      4.1 For purposes of this Agreement, the term "disability" shall mean Executive's inability because of sickness or injury to perform the material duties of his occupation, as determined by a physician acceptable to Company.

      4.2 If, during the Employment Period, because of disability Executive becomes unable to perform his duties for six months in the aggregate in any 12-month period, or for any consecutive three months in circumstances where Executive's medical prognosis is that he will be unable to resume performance of his duties within an additional three months, then Company may thereafter terminate the Employment Period upon 30 days' written notice to Executive. At Company's request and expense, Executive shall submit to annual physical examinations by a physician mutually approved by Company and Executive, and Executive will execute such written consents for release of information as will permit the physician's report on each examination to be delivered to Company's board of directors.

      4.3 Beginning with the date of any termination of the Employment Period because of Executive's disability, Company shall provide:

            4.3.1 Disability income benefits  comparable to the benefits payable under the insurance policies currently held by Company, issued by Standard Insurance Company. Company shall at its expense continue to maintain in effect those policies or a substantially comparable policy or policies throughout the Employment Period.

            4.3.2 Employee  Group  Benefits  (as  defined  in  Section  6.1)  to
                  Executive for so long as Executive meets the eligibility requirements for participation in the insurance, plans and programs maintained or provided by Company for its employees or executive officers generally. Company shall be obligated to use


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                  its best efforts to maintain Employee's
                  eligibility to participate in such insurance, plans and programs.

            4.3.3 Post-Retirement  Medical  Coverage to Executive as provided in
                  Section .

4.4 Upon any termination of the Employment Period because of Executive's disability, Company's only other obligations to Executive shall be the payment of: (a) Base Salary, Cash Bonus, and benefits accrued to the date of termination; and (b) Deferred Compensation (as defined in Section 9).

5.    DEATH OF EXECUTIVE

      In the event of Executive's death before any other termination of the Employment Period, the Employment Period shall terminate effective at the date of his death. Upon termination of the Employment Period because of Executive's death, Company's only obligations to Executive shall be the payment of: (a) Base Salary, Cash Bonus, and benefits accrued to the date of termination; and (b) Deferred Compensation.

6.    EMPLOYEE GROUP BENEFITS

      6.1 This Agreement shall not operate to reduce or otherwise adversely affect Executive's continuing or future participation in, or his vested rights or accrued benefits under any plan, program or policy of Company or any of its subsidiaries providing Employee Group benefits. The term "Employee Group Benefits" shall mean medical, dental, vision, group life, accidental death, and similar insurance, plans and programs maintained or provided by Company for its employees or executive officers generally, but shall not include any group disability insurance plans or programs so long as Company provides disability coverage for Executive in accordance with
            Section 4.3.1.

      6.2 Following termination of the Employment Period (other than any termination by Company for cause or any termination by Executive without good reason), Company shall at its expense provide Executive with coverage ("Post-Retirement Medical Coverage") for payment or reimbursement of medical expenses incurred by him, on the following terms and conditions:

            6.2.1 The  Post-Retirement  Medical  Coverage  shall be  provided by
                  Company either pursuant to an indemnity or capitation contract with a medical insurance company or health




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                  maintenance organization, or by self-
                  insurance and direct reimbursement by Company from its general funds.

            6.2.2 The  Post-Retirement   Medical  Coverage  shall  include  such
                  coverages, deductibles, and co-payment benefits and obligations as are then being provided by Company for its executive employees generally, but shall not require Executive to pay insurance premiums.

            6.2.3 The  Post-Retirement  Medical  Coverage shall  terminate as to
                  Executive at the end of the month following the earliest of the following dates: (a) the date Executive becomes eligible for Medicare; or (b) the date at which Executive attains age 65.

      6.3 This Agreement shall not operate or reduce or otherwise adversely affect Executive's continuing or future participation in, or his vested rights or accrued benefits under, the Bank's Employee Savings and Profit Sharing Plan or any similar successor plan.

7.    TERMINATION OTHER THAN UPON DEATH OR DISABILITY

      7.1 BY COMPANY. Company may relieve Executive of his duties and terminate the Employment Period at any time in its sole discretion upon written notice to Executive, in which event Executive shall have no further authority to act on behalf of Company or any of its affiliates.

            7.1.1 TERMINATION  FOR CAUSE.  If Company  terminates the Employment
                  Period for "cause" (as defined in Section 7.1.3), Company's only obligations to Executive shall be the payment of: (a) Base Salary, Cash Bonus, and benefits accrued to the date of termination; and (b) Deferred Compensation.

            7.1.2 TERMINATION   WITHOUT   CAUSE.   If  Company   terminates  the
                  Employment Period without cause, Company's only obligations to Executive shall be the payment of: (a) Base Salary, Cash Bonus, and benefits accrued to the date of termination; (b) Deferred Compensation; (c) Post-Retirement Medical Coverage as provided in Section 6.2; and (d) Base Salary, Cash Bonus, and Employee Group benefits until December 31, 2001; provided, however, Company's obligation to provide Employee Group Benefits to Executive





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                  shall exist only so long as  Executive  meets the  eligibility requirements for participation in the insurance, plans and programs maintained or provided by Company for its employees or executive officers generally. Company shall be obligated to use its best efforts to maintain Executive's eligibility to participate in such insurance, plans and programs.

            7.1.3 DEFINITION OF CAUSE. As used in this Agreement,  "cause" shall mean any one of the following:

                  7.1.3.1 Dishonesty, gross negligence, or deliberate misconduct by Executive in performance of his duties to Company or its subsidiaries or Executive's conviction of or entry of a plea of guilty or nolo contendere to a felony or other crime that has or may have a material adverse effect on Executive's ability to carry out his duties under this Agreement or upon the reputation of Company or its subsidiaries.

                  7.1.3.2  Willful  and  material  breach of this  Agreement  by
                        Executive (other than acts covered by Section 7.1.3.1), which breach continues uncorrected for 30 days following written notice thereof by Company to Executive.

                  7.1.3.3  Executive's   removal  from  office  because  of  the
                        requirement or recommendation of a regulatory agency having jurisdiction over Company or its subsidiary.

                  7.1.3.4 Uncorrected failure of Executive to perform his duties in a manner consistent with past performance or consistent with standards respecting either Company's or Executive's performance established by Company's board of directors in discussion with Executive during the course of regular review of Executive's performance. Any such failure of performance shall be




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                           deemed uncorrected if it continues
                           substantially unrectified for a
                           period of 90 days or more.

      7.2 BY EXECUTIVE. Executive may terminate the Employment Period at any time in his sole discretion upon written notice to Company.

      7.2.1 TERMINATION FOR GOOD REASON. If Executive terminates the Employment Period for "good reason" (as defined in Section 7.2.3), Company's only obligations to Executive shall be the payment of: (a) Base Salary, Cash Bonus, and benefits accrued to the date of termination;
            (b) Deferred Compensation; (c) Post-Retirement Medical Coverage as provided in Section 6.2; and (d) Base Salary, Cash Bonus, and Employment Group Benefits until December 31, 2001; provided, however, Company's obligation to provide Employee Group Benefits to Executive shall exist only so long as Executive meets the eligibility requirements for participation in the insurance, plans and programs maintained or provided by Company for its employees or executive officers generally. Company shall be obligated to use its best efforts to maintain Executive's eligibility to participate in such insurance, plans and programs.

      7.2.2 TERMINATION WITHOUT GOOD REASON. If Executive terminates the Employment Period without good reason, Company's only obligations to Executive shall be the payment of: (a) Base Salary, Cash Bonus, and benefits accrued to the date of termination; and (b) Deferred Compensation.

      7.2.3 DEFINITION OF GOOD REASON. As used in this Agreement, "good reason" shall mean (a) the assignment to Executive of any significant duties inconsistent with his status as the Chief Executive Officer of Company or any material and adverse change in his responsibilities or authority hereunder; (b) the relocation of the Executive without his consent to any place other than Eugene, Oregon or, on a temporary basis comparable to the arrangement currently in existence, to Portland, Oregon; or (c) any other willful and material breach of this Agreement by Company which continues uncorrected for



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                  30 days following written notice thereof by
                  Executive to Company.

8.    OTHER EMPLOYMENT AFTER TERMINATION

      Without the consent of Company's board of directors, which it may withhold in its reasonable discretion, during the three-year period following termination of the Employment Period, Executive shall not, either directly or indirectly, engage in, or enter into any business or perform any services for any other person, firm, association or corporation that is engaged in any direct, substantial competition with Company or any of its subsidiaries; provided, however, that this restriction shall not apply following any termination by Company without cause, any termination by Executive with good reason, or any termination by Executive following the acquisition by any person (including any corporation, partnership, joint venture, trust, association, or individual) of more than 50% of Company's then outstanding stock (whether by exchange of stock or securities, purchase, redemption or any combination thereof) or the acquisition by any person of all or substantially all of Company's operating assets. Except as limited by the foregoing sentence, Executive's becoming self-employed or accepting other employment following termination of the Employment Period shall not operate to reduce or impair any amount payable, any benefit, any service credit for benefits, or any other right, privilege or interest of Executive under this Agreement.

9.    DEFERRED COMPENSATION

      In addition to all other payments to be made in accordance with this Agreement, Company shall pay to Executive, or to Executive's personal representative in the event of Executive's death prior to satisfaction of Company's obligations hereunder, the deferred compensation specified in this Section 9 ("Deferred Compensation").

      9.1   AMOUNT  OF  DEFERRED  COMPENSATION.  The total  amount  of  Deferred
            Compensation shall be equal to eight and four tenths (8.4) times Executive's Base Salary as specified in Section 3.1.2.

      9.2 VESTED PERCENTAGE. The Deferred Compensation shall be 100% vested upon execution of this Agreement, unless the Employment Period is terminated by Company for cause or is terminated by Executive
            without  good  reason,   in  either  of  which  cases  the  Deferred
            Compensation shall be vested 95% until October 1, 1996, on which date the Deferred Compensation shall become 100% vested. Except for this vesting schedule, the Deferred Compensation shall not be subject to reduction



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         for any reason (including but not limited to early
         termination of the Employment Period).

      9.3 INSTALLMENT PAYMENTS. The Deferred Compensation shall be payable by Company in 288 equal semimonthly payments, without interest, payable on the fifteenth day and the last day of each calendar month after commencement of payments.

      9.4 COMMENCEMENT OF PAYMENTS. The first semimonthly payment of Deferred Compensation shall be paid on the fifteenth day of the month next following the month in which occurs the earliest of the following dates:

            9.4.1 December 31, 2001.

            9.4.2 The date of Executive's death.

            9.4.3 The  date of  termination  of the  Employment  Period,  unless
                  Executive's employment shall have terminated by reason of his disability.

            9.4.4 The date of the last  payment to be made under the  disability income insurance policy referenced in Section 4.3.1, if Executive's employment shall have terminated by reason of his disability.

9.5 NO PREPAYMENT. Deferred Compensation shall not be prepaid or accelerated by Company without the written approval of Executive or his personal representative.

10.   AUTOMOBILE

      Company agrees to provide for Executive's use an automobile during the Employment Period on terms substantially comparable to Company's current arrangements with Executive.

11.   PAYROLL WITHHOLDINGS

      All payments of Base Salary, Cash Bonus, Deferred Compensation, and other compensation payable by Company pursuant to this Agreement shall be subject to the customary withholding of income taxes and shall be subject to other withholdings required with respect to compensation paid by a corporation to an employee.

12.   EXECUTIVE'S COVENANT AND INDEMNITY

      Executive covenants and agrees that all information supplied by him incident to Company's or his application for any life, disability income or other insurance to fund (directly or indirectly) Company's obligations hereunder will be true, accurate and complete. Executive agrees to indemnify and hold Company harmless from any loss or reduction of life, disability income or other insurance benefits or proceeds resulting from breach of this covenant. Company shall have the right to set off any such loss or reduction in insurance benefits or proceeds against amounts Company would otherwise be obligated to pay to Executive in accordance with this Agreement.

13.   ARBITRATION

      Any controversy, claim, dispute or difference arising out of the interpretation, construction or performance of this Agreement shall be settled by arbitration in the state of Oregon under the rules and auspices of the American Arbitration Association, and judgment upon the award entered in such arbitration may be entered in any court having jurisdiction thereof.

14.   JURISDICTION

      This Agreement has been made in and shall be governed by the laws of the state of Oregon.

15.   SUCCESSORS AND ASSIGNS

      All rights and duties of Company under this Agreement shall be binding on and inure to the benefit of its successors, assigns or any company which purchases or otherwise acquires all or substantially all of its operating assets or outstanding shares by any method. This Agreement shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's estate or personal representative. References in this Agreement to Executive's personal representative or estate shall also mean and include Executive's heirs and devisees.

16.   LEGAL COUNSEL AND EXPENSES

      The parties acknowledge and agree that: (a) the law firm of Gleaves Swearingen Larsen Potter Scott & Smith ("GSLPSS") has acted as legal counsel to Company, Bank, and Executive, respectively, on various matters in the past; (b) that GSLPSS represents Executive only, and not Company or Bank, in connection with this Agreement; (c) neither Company nor Bank has sought or relied on any advice from GSLPSS in connection with this
      Agreement; (d) prior to executing this Agreement, Company and Bank have obtained and relied upon review by, and advice from their general legal counsel, Tonkon, Torp, Galen, Marmaduke & Booth, concerning Company's and Bank's rights and obligations under this Agreement. Company shall reimburse Executive the amount of legal fees incurred by Executive in having this Agreement prepared by GSLPSS.

17.   ATTORNEY FEES

      If any action, suit or arbitration is instituted to enforce or interpret this Agreement, the prevailing party shall be entitled to recover from the other party, in addition to all other rights and remedies, the prevailing party's reasonable attorney fees in the arbitration or at trial and on appeal.

18.   INTEGRATION

      Effective at October 1, 1995, this Agreement entirely superseded the Employment Agreement dated October 1, 1991, and the 1991 Employment Agreement shall be deemed terminated, and no further payments shall be made under that Agreement, except for the January 15, 1996 payment with respect to Executive's cash bonus for 1995. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and may not be amended except by an instrument in writing signed by the parties.

19.   NOTICES

      All notices required or permitted under this Agreement shall be in writing and may be personally served or mailed by registered or certified U.S. mail, postage prepaid and addressed as follows, or sent to such other address as a party shall specify by notice to the other party:

      If to Company:    Centennial Bancorp
                        675 Oak Street
                        Eugene, Oregon 97401
                              Attention: Secretary

      If to Executive:  Richard C. Williams
                        2060 Graham Drive
                        Eugene, Oregon 97405

20.   SEVERABILITY

      If any provision of this Agreement shall be found, in any action, suit, arbitration or other proceeding, to be invalid or ineffective, the validity and effect of the remaining provisions shall not be affected.

21.   PERFORMANCE BY COMPANY OR BANK

      All compensation and benefits to be provided to Executive pursuant to this Agreement shall be provided either by Company or by Bank, or partly by each.

22.   EXECUTION

      The parties have executed this Agreement on the dates specified below, with this Agreement to be effective at the date appearing in the caption of this Agreement.

COMPANY:                        EXECUTIVE:

CENTENNIAL BANCORP


By  /s/Cordy H. Jensen            /s/Richard C. Williams
  -----------------------       --------------------------
  Cordy H. Jensen               Richard C. Williams
  Director and Secretary

Date:  November 22, 1995        Date:  November 22, 1995
               ----                            ----